UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000 Houston, Texas	77024
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (281) 949-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 30, 2014, Forum Energy Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders named on Schedule 1 thereto (the “Selling Stockholders”) and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named on Schedule 2 thereto (the “Underwriters”), relating to the sale (the “Offering”) by the Selling Stockholders to the Underwriters of 10,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Underwriters were granted an option (the “Underwriters’ Option) for a period of 30 days to purchase from the Selling Stockholders up to an additional 1,500,000 shares of Common Stock, at the same price per share, to cover over-allotments, if any. On May 1, 2014, the Underwriters exercised the Underwriters’ Option in full.

The material terms of the Offering are described in prospectus supplement dated, April 30, 2014 (the “Prospectus Supplement”) and the base prospectus dated September 20, 2013 as filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on May 1, 2014. The Offering is registered with the SEC pursuant to an effective registration statement on Form S-3 (File No. 333-191294) filed by the Company under the Securities Act with the SEC on September 20, 2013.

In the Underwriting Agreement, the Company and the Selling Stockholders each agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on May 6, 2014, subject to customary closing conditions. The Company will not receive any proceeds from the Offering, and the number of outstanding shares of the Common Stock will not change as a result of the Offering. Upon completion of the Offering, the Selling Stockholders will own approximately 26.1% of the Company’s outstanding common stock.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 30, 2014, by and among Forum Energy Technologies, Inc., the selling stockholders listed on Schedule 1 thereto and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed on Schedule 2 thereto.

5.1	Legal Opinion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: May 6, 2014

	By:	/s/ James L. McCulloch
James L. McCulloch
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 30, 2014, by and among Forum Energy Technologies, Inc., the selling stockholders listed on Schedule 1 thereto and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed on Schedule 2 thereto.

5.1	Legal Opinion.